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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 24, 2021

CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200
Dallas, TX 75201
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of CyrusOne Inc., a Maryland corporation (the “Company”), filed on July 28, 2021 to report the departure of Mr. Bruce W. Duncan and the appointment of Mr. David H. Ferdman as President and Chief Executive Officer of the Company (the “Original Form 8-K”). Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Mr. Ferdman

As previously disclosed, on July 24, 2021, the Board of Directors (the “Board”) of the Company appointed David H. Ferdman to serve as the Company’s President and Chief Executive Officer on an interim basis, effective as of July 29, 2021 (the “Transition Date”), while the Board undertakes a search to identify the Company’s next President and Chief Executive Officer. In connection with Mr. Ferdman’s appointment, on August 15, 2021, CyrusOne Management Services LLC, a subsidiary of the Company, and Mr. Ferdman entered into an employment agreement (the “Employment Agreement”) that sets forth the terms and conditions of Mr. Ferdman’s service as President and Chief Executive Officer on an interim basis, effective as of the Transition Date.

The Employment Agreement provides that Mr. Ferdman will serve as President and Chief Executive Officer through the earlier of (i) the appointment of a permanent President and Chief Executive Officer and (ii) January 29, 2022 (the “Interim Period End Date”), and that during such time, Mr. Ferdman will (a) be paid an annual base salary of $850,000, (b) be eligible to receive a performance bonus with a target amount equal to $1,000,000, and (c) receive a restricted stock award with respect to 33,459 shares of the Company’s common stock that will vest on December 29, 2021 with respect to 27,882 shares and on January 29, 2022 with respect to 5,577 shares, subject to Mr. Ferdman’s continued employment through the applicable vesting date (the “Restricted Stock Award”).  If Mr. Ferdman’s employment is terminated by the Company other than for cause (including if the Company appoints a permanent President and Chief Executive Officer other than Mr. Ferdman) or if Mr. Ferdman resigns for good reason, the Employment Agreement provides that the Restricted Stock Award will immediately vest and, if Mr. Ferdman provides transition services through the Interim Period End Date, Mr. Ferdman will continue to receive the cash compensation provided for under the Employment Agreement through the Interim Period End Date.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Biographical Information for Mr. Ferdman

The Original Form 8-K identified Mr. Ferdman as a director of Filmwerks, Inc., Circuit of the Americas, Quality Uptime Services and Cybraics, Inc.   As of July 28, 2021, Mr. Ferdman ceased serving as a director of Quality Uptime Services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of August 15, 2021 by and between David H. Ferdman and CyrusOne Management Services LLC.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: August 17, 2021	By:	/s/ Robert M. Jackson
		Name:	Robert M. Jackson
		Title:	Executive Vice President, General Counsel and Secretary